Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Relations: Curt Selby 414-359-4191 curt.selby@aosmith.com	Investor Relations: Helen Gurholt 414-359-4157 hgurholt@aosmith.com

October 27, 2026
A. O. Smith Announces Majority Interest of China Business Acquired by CPE;
A. O. Smith to Retain 19% Stake and Long-Term Brand License

Milwaukee, Wis.— Global water technology company A. O. Smith Corporation (“A. O. Smith” or “the Company”) (NYSE: AOS) today announced definitive agreements with CPE, a leading alternative asset manager, under which CPE will acquire an 81% interest in A. O. Smith’s China business. A. O. Smith will retain a 19% interest and enter into a long-term brand licensing agreement, both of which allow it to participate in the business's future growth.
The transaction values the China business at approximately $400 million on a cash-free, debt-free basis, before taking into account the long-term brand licensing royalty stream. The total value, including the net present value of the ongoing licensing economics payable to A. O. Smith over the multi-decade period, is expected to exceed $500 million. In addition, the transaction structure will enable A. O. Smith to repatriate approximately $80 million in cash that is currently being held in China. Consistent with its commitment to returning capital to shareholders, the Company intends to prioritize share repurchases as a use of the after-tax proceeds and repatriated cash following the closing of the transaction.
The agreements follow a comprehensive review of strategic alternatives for the China business, announced in July 2025. After evaluating a broad range of options, A. O. Smith’s Board of Directors concluded that a strategic transaction with CPE is the best path forward for the China business, the Company and its shareholders. The transaction will enable A. O. Smith to sharpen its portfolio focus while retaining the opportunity to participate in future value creation in China.
“For more than three decades, A. O. Smith has built a leading premium brand in China, supported by an extensive distribution network, differentiated innovation and a highly talented local team,” said Steve Shafer, A. O. Smith chairman and chief executive officer. “We believe this transaction positions the China business for continued growth under experienced local ownership, while enabling A. O. Smith to focus resources on our highest-return opportunities and drive sustainable value creation.”
A. O. Smith and CPE are committed to the business's customers and distributors throughout the transition and beyond. As brand owner and a minority shareholder, A. O. Smith will continue to cooperate with CPE on branding, product innovation and service quality.
“We are deeply grateful to our employees in China for their leadership and continued dedication, particularly in a challenging market,” Shafer added. “We are confident CPE is the right partner to lead the business going forward.”

CPE takes a long-term, value-oriented approach to investing across the full AI value chain, advanced manufacturing, consumer, healthcare and infrastructure, and has significant experience partnering with multinational companies in China, including its recent strategic partnership with Restaurant Brands International to support the Burger King China business.
“A. O. Smith has built a trusted, premium brand and a strong business in China over more than three decades,” said Liuwei Qin, Managing Director of CPE. “We are excited and proud to invest in A. O. Smith’s China business and look forward to supporting its next phase of growth through continued investment in its product innovation, service capabilities and customer relationships.”
Transaction Details
CPE will acquire an 81% equity interest in A. O. Smith (China) Investment Co., Ltd. (“CIC”), the holding company for A. O. Smith’s China business, and A. O. Smith will retain a 19% interest. A. O. Smith will also receive ongoing royalties under a long-term license for the A. O. Smith brand in China. Additional information about the transaction is available on our website.
The transaction is expected to close in the first half of 2027, subject to regulatory approvals and other customary closing conditions.
Goldman Sachs & Co. LLC served as financial advisor and Latham & Watkins LLP served as legal counsel to A. O. Smith.
A. O. Smith will release third quarter financial results on Oct. 29, 2026 and host a webcasted conference call at 10:00 a.m. (Eastern Daylight Time) to discuss those results and its guidance for the remainder of the year. The call can be heard live on the Company’s website. An audio replay of the call, along with the related presentation, will be available on the Company’s website after the live event. To access the archived audio replay and related presentation, go to the “Investors” page and select the Third Quarter 2026 Earnings Call link.
Forward-looking Statements
This release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “continue,” “guidance,” “outlook”, “confident” or words of similar meaning. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this release. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: the timing and effects of the China business transaction, including the possibility that the parties will fail to obtain necessary regulatory approvals or to satisfy any of the other conditions to the transaction; potential negative effects relating to the announcement of the China business transaction; failure to realize the expected benefits of the China business transaction; further softening in U.S. residential and commercial water heater demand; further weakening in North American residential or commercial construction or instability in the Company’s replacement markets; failure to realize the expected benefits of acquisitions or expected synergies; difficulties in predicting results of operations of an acquired business; negative impact to the Company’s businesses from international tariffs, including any new or increased tariffs that could also trigger retaliatory responses from other countries, as well as trade disputes and geopolitical differences, including the conflicts in Ukraine and the Middle East; negative impacts to the Company, particularly the demand for its products, resulting from global inflationary pressures or a potential recession in one or more of the markets in which the Company participates; the Company’s ability to continue to obtain commodities, components, parts and accessories on a timely basis through its supply chain and at expected costs, including the recent volatility in fuel and other material prices; inability of the Company to implement or maintain pricing actions; inconsistent recovery of the Chinese economy or a further decline in the growth rate of consumer spending or housing sales in China; the availability, timing or effects of China stimulus programs; the failure to realize the expected benefits of restructuring actions; further weakening in the high-efficiency gas boiler segment in the U.S.; substantial defaults in payment by, material reduction in purchases by or the loss, bankruptcy or insolvency of a major customer; foreign currency fluctuations; failure to realize the expected benefits, timing and extent of regulatory changes; competitive pressures on the Company’s businesses, including new technologies and new competitors; the impact of potential information technology or data security breaches; negative impact of changes in government regulations or regulatory requirements; the inability to respond to secular trends toward decarbonization and energy efficiency; and adverse developments in general economic, political and business conditions in key regions of the world. Additional factors are discussed in the Company’s filings with Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, quarterly reports on Form 10-Q and current reports on Form 8-K. Forward-looking statements included in this news release are made only as of the date of this release, and the Company is under no obligation to update these statements to reflect subsequent events or circumstances. All subsequent written and oral forward-looking statements attributed to the Company, or persons acting on its behalf, are qualified entirely by these cautionary statements.
About A. O. Smith
A. O. Smith Corporation, with headquarters in Milwaukee, Wisconsin, is a global leader applying innovative technology and energy-efficient solutions to products manufactured and marketed worldwide. Listed on the New York Stock Exchange (NYSE: AOS), the Company is one of the world’s leading manufacturers of residential and commercial water heating equipment and boilers, as well as a manufacturer of water treatment and water management products. For more information, visit www.aosmith.com.
About CPE
CPE is an alternative asset manager with extensive China experience and, at the same time, an international perspective. With a long-term vision and value investment strategy, CPE provides innovative investment solutions to leading enterprises across a diversified range of themes and sectors, including the full AI value chain, advanced manufacturing, consumer, healthcare, and infrastructure. Currently with its successful long-term performance, CPE’s funds under management are supported by over 200 domestic and international institutional investors across North America, Europe, Asia and the Middle East. The core investment team has completed more than 300 investments globally and has an outstanding track record in multiple USD and RMB funds with a total AUM exceeding RMB 150 billion, enabling the firm to accumulate key sector knowledge and a widespread business network. With a solid investment and research process, strong sector expertise and professional portfolio management capabilities, CPE builds long-term relationships with its portfolios in order to drive their value creation and sustainable growth. Currently, CPE has established offices in Beijing, Shanghai, Hong Kong, New York, London, Tokyo and Abu Dhabi. For more information, please visit www.cpe-fund.com.
SOURCE: A. O. Smith Corporation
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